SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16, 2011

 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

13110 NE 177th PL, # 169

Woodinville, WA 98072
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 16, 2011, John Sams submitted his resignation from his positions as President and Chief Executive Officer, and from the Board of Directors of GeoBio Energy, Inc. (“GeoBio”).  John Sams had been working with GeoBio since the second quarter of 2010 and was officially appointed as President, Chief Executive Officer and to the Board of Directors of GeoBio in October 2010.

Also on April 16, 2011, David Coloris submitted his resignation from the Board of Directors.  David Coloris had been working with GeoBio since the first quarter of 2010 and was officially appointed to the Board of Directors of GeoBio in October 2010.

Neither Mr. Sams’ or Mr. Coloris’ resignations arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

On April 18, 2011, GeoBio appointed Laurence Shelver to the Board of Directors of GeoBio.

Laurence Shelver previously served as the President of Yukon Fuel Company and its wholly owned subsidiary, Yutana Barge Lines.  Both these companies operated primarily in Alaska.  Under his watch, the companies grew from about $20 million in annual revenues to approximately $100 million, with a EBITDA of $12 million USD over the course of a five-year period.  The companies operated a fleet of tugs, oil barges, tank trucks and tanker airplanes to deliver over 100 million gallons of petroleum products to 12 company-owned tank farms covering Interior and Coastal Alaska.  The company delivered petroleum products to geographical regions covering about 70% of the State of Alaska.

Laurence Shelver was also directly involved in developing, preparing and implementing the spill plans, safety plans, crew training, and working with the Coast Guard, EPA, Mines Minerals Management, and the Department of Environmental Compliance (State of Alaska) regulators, to ensure the companies’ compliance with applicable rules and regulations.  Both Yutana and Yukon Fuel, during Mr. Shelver’s watch, developed many internal procedures and processes that remain the standard in the area.  Innovative leak detection for remote tanks, special procedures for spill boom deployment and specialized crew training are some of the reasons that Yutana won the United States Coast Guard’s Admiral Benkert award in 1996 for being the best environmental small vessel operation in the United States. The award was presented to Yutana in Washington, D.C., by the Commandant of the Coast Guard.

Mr. Shelver has additionally held licenses as: Master Mariner, Chief Engineer, Tankerman, EPA Incident Commander, American Petroleum Institute tank examiner under API 653, Jet rated Airline Transport Pilot and a Commercial Drivers License for double and triple trailers.

The Board does not expect to name Mr. Shelver to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when such information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2011

GEOBIO ENERGY, INC.

By:	/s/ Clayton Shelver
Director